Exhibit 4.6
Execution Version
SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) to the Indenture (as defined below), dated as of July 20, 2022, by and among Crestwood Sendero GP LLC, a Delaware limited liability company (“GP Buyer”), Sendero Midstream Partners, LP, a Delaware limited partnership (“Sendero LP”), Sendero Midstream Holdings, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Sendero LP (“Sendero Midstream Holdings”), Sendero Carlsbad Midstream, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Sendero LP (“Sendero Carlsbad Midstream”), and Sendero Carlsbad Finance, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Sendero LP (“Sendero Carlsbad Finance” and, together with GP Buyer, Sendero LP, Sendero Midstream Holdings, and Sendero Carlsbad Midstream, the “Guaranteeing Subsidiaries”), each a Domestic Subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”) and the successor to Oasis Midstream Partners LP (“OMP”), the Company, Crestwood Midstream Finance Corporation, a Delaware corporation and the successor to OMP Finance Corp. (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under the Indenture (as set forth on Schedule A attached hereto, collectively, the “Existing Guarantors”) and Regions Bank, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers and the Existing Guarantors executed and delivered to the Trustee an indenture (as amended and supplemented to the date hereof, the “Indenture”), dated as of March 30, 2021, providing for the issuance of 8.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, on May 25, 2022, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Energy Capital Partners III, LP, a Delaware limit partnership, Energy Capital Partners III-A, LP, a Delaware limited partnership, Energy Capital Partners III-B (Sendero IP), LP, a Delaware limited partnership, Energy Capital Partners III-C (Sendero IP), LP, a Delaware limited partnership, Carlsbad Co-Invest, LP, a Delaware limited partnership, ECP III (Sendero Co-Invest) Corp, a Delaware corporation, Sendero Midstream Management, LLC, a Delaware limited liability company, Sendero Midstream GP, LLC, a Delaware limited liability company (“Sendero GP”), GP Buyer and, solely for the purposes of Section 8.14 of the Purchase Agreement, Crestwood Equity Partners LP, a Delaware limited partnership;
WHEREAS, on July 11, 2022 (the “Effective Date”), pursuant to the consummation of the transactions contemplated under the Purchase Agreement (the “Transactions”), the Company purchased all of the outstanding limited partnership interests in Sendero LP, and GP Buyer purchased all of the general partner interests in Sendero LP;
WHEREAS, upon the consummation of the Transactions, the Company was admitted as the sole limited partner of Sendero LP;
WHEREAS, upon the consummation of the Transactions, Buyer GP was admitted as the general partner of Sendero LP;
WHEREAS, as a result of the Transactions, each Guaranteeing Subsidiary became a Domestic Subsidiary of the Company;

WHEREAS, Section 4.15 of the Indenture provides that if, after the Issue Date, any Restricted Subsidiary of the Company (including any Subsidiary acquired or created after the Issue Date), as successor to OMP, that is not already a Guarantor, (1) guarantees any Indebtedness of an issuer of the Notes or any Guarantor or (2) is a Domestic Subsidiary and is an obligor with respect to any Indebtedness under any Debt Facility, then, in either case, that Restricted Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit E to the Indenture and delivering an Officer’s Certificate and an Opinion of Counsel satisfactory to the Trustee, in each case within 30 Business Days after the date that Subsidiary guaranteed or became obligated with respect to such Indebtedness;
WHEREAS, Section 10.03 of the Indenture provides that, in the event the Issuers or any of their Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.15 of the Indenture, the Issuers will cause such Subsidiary to comply with the provisions of Section 4.15 and Article 10 of the Indenture, to the extent applicable; and
WHEREAS, Section 9.01 of the Indenture permits, without the consent of any Holder of the Notes, the Issuers, the Guarantors and the Trustee to amend or supplement the Indenture, the Notes or the Note Guarantees to add any additional Guarantor; and
WHEREAS, Section 9.01 of the Indenture provides that, upon the request of the Issuers authorizing the execution of any amended or supplemental indenture in accordance with Section 9.01 of the Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 of the Indenture, subject to Section 9.05, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Co-Issuer, each entity qualifying as a Guarantor immediately prior to the execution of this Supplemental Indenture, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Subject to Article 10 of the Indenture, each Guaranteeing Subsidiary, jointly and severally with the other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, premium on, if any, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
3.NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of any of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, or the
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Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its General Partner
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

ARROW MIDSTREAM HOLDINGS, LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD ENERGY SERVICES LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD OPERATIONS LLC
CRESTWOOD PIPELINE LLC
ROUGH RIDER OPERATING LLC
ROUGH RIDER MIDSTREAM SERVICES LLC
CRESTWOOD SENDERO GP LLC

By: Crestwood Midstream Partners LP, its Sole Member

By: Crestwood Midstream GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

ARROW FIELD SERVICES, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE LOGISTICS LLC
FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICE INC.

By: Crestwood Services LLC, its Sole Shareholder

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By: Crestwood Services LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

CRESTWOOD SERVICES LLC

By: Crestwood Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC
BIGHORN DEVCO LLC
BOBCAT DEVCO LLC
PANTHER DEVCO LLC

By: Rough Rider Operating LLC, its Managing Member
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

SENDERO MIDSTREAM PARTNERS, LP

By: Crestwood Sendero GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

SENDERO MIDSTREAM HOLDINGS, LLC

By: Sendero Midstream Partners, LP, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

SENDERO CARLSBAD MIDSTREAM, LLC
SENDERO CARLSBAD FINANCE, LLC

By: Sendero Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

REGIONS BANK, as Trustee

By:    /s/ Doug Milner
Name:    Doug Milner
Title:    Senior Vice President

Signature Page to OMP 2029 Supplemental Indenture

SCHEDULE A
1.    ARROW FIELD SERVICES, LLC
2.    ARROW MIDSTREAM HOLDINGS, LLC
3.    ARROW PIPELINE, LLC
4.    ARROW WATER, LLC
5.    ARROW WATER SERVICES LLC
6.    BEARTOOTH DEVCO LLC
7.    BIGHORN DEVCO LLC
8.    BOBCAT DEVCO LLC
9.    CMLP TRES MANAGER LLC
10.    CMLP TRES OPERATOR LLC
11.    CRESTWOOD APPALACHIA PIPELINE LLC
12.    CRESTWOOD ARKANSAS PIPELINE LLC
13.    CRESTWOOD CRUDE LOGISTICS LLC
14.    CRESTWOOD CRUDE SERVICES LLC
15.    CRESTWOOD CRUDE TERMINALS LLC
16.    CRESTWOOD CRUDE TRANSPORTATION LLC
17.    CRESTWOOD DAKOTA PIPELINES LLC
18.    CRESTWOOD ENERGY SERVICES LLC
19.    CRESTWOOD MARCELLUS MIDSTREAM LLC
20.    CRESTWOOD MARCELLUS PIPELINE LLC
21.    CRESTWOOD MIDSTREAM OPERATIONS LLC
22.    CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
23.    CRESTWOOD OPERATIONS LLC
24.    CRESTWOOD PANHANDLE PIPELINE LLC
25.    CRESTWOOD PIPELINE LLC
26.    CRESTWOOD SALES & SERVICES INC.
27.    CRESTWOOD SERVICES LLC
28.    CRESTWOOD TRANSPORTATION LLC
29.    E. MARCELLUS ASSET COMPANY, LLC
30.    FINGER LAKES LPG STORAGE, LLC
31.    STELLAR PROPANE SERVICE, LLC
32.    PANTHER DEVCO LLC
33.    ROUGH RIDER MIDSTREAM SERVICES LLC
34.    ROUGH RIDER OPERATING LLC

Schedule A-1